Exhibit (a)(1)(C)

EXHIBIT A TO THE OFFER TO PURCHASE

LETTER OF TRANSMITTAL

Regarding

Common Stock

of

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

Tendered Pursuant to the Offer

Dated August 15, 2012

THE OFFER WILL EXPIRE AT, AND THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY THE COMPANY BY, 12:00 MIDNIGHT, EASTERN TIME, ON THURSDAY, SEPTEMBER 13, 2012, UNLESS THE OFFER IS EXTENDED.

YOU MAY WITHDRAW TENDERED SHARES AT ANY TIME PRIOR TO THE EXPIRATION TIME. NO SHARES WILL BE ACCEPTED BEFORE THE OFFER EXPIRES.

Complete this Letter of Transmittal and deliver to the address below. This Letter of Transmittal must be delivered via (i) certified mail return receipt requested, (ii) a delivery service, such as FedEx or UPS, that provides confirmation of date and time of delivery or (iii) U.S. mail. Please note that Letters of Transmittal delivered via facsimile, email or other method of delivery not specified in clauses (i) through (iii) of the immediately preceding sentence will not be accepted.

Jones Lang LaSalle Income Property Trust, Inc.

c/o DST Systems, Inc.

P.O. Box 219165

Kansas City, Missouri 64121-9165

Attn: Stockholder Services

Or by overnight mail:

Jones Lang LaSalle Income Property Trust, Inc.

c/o DST Systems, Inc.

430 West 7th Street, Suite 219165

Kansas City, Missouri 64105

For additional information, you may phone Stockholder Services at (855) 652-0277.

Ladies and Gentlemen:

The undersigned hereby tenders to Jones Lang LaSalle Income Property Trust, Inc., a corporation organized under the laws of the State of Maryland (the “Company”), its shares of common stock of the Company (“Shares” or “Common Stock”) or a portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase, dated August 15, 2012, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”). The tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer, including, but not limited to, the absolute right of the Company to reject any and all tenders determined by the Company, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Company the Shares or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Shares tendered hereby and that the Company will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are repurchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Company may not be required to repurchase any of the Shares or portions thereof tendered hereby.

Upon the terms and subject to the conditions of the Offer, the Company will accept for payment, and will pay for, Shares validly tendered and not withdrawn as promptly as practicable after the expiration of the Offer. The payment of the repurchase price for the Shares or portion thereof tendered by the undersigned will be made by transfer of the funds to the undersigned’s account, as described in the Offer under “Repurchase and Payment.”

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned.

Jones Lang LaSalle Income Property Trust, Inc. — Letter of Transmittal

PLEASE SEND TO:

Jones Lang LaSalle Income Property Trust, Inc.

c/o DST Systems, Inc.

P.O. Box 219165

Kansas City, Missouri 64121-9165

Attn: Stockholder Services

For additional information, please phone Stockholder Services at (855) 652-0277.

Part 1. Name and Address:

Name of
Stockholder:

Account Number:

Address and Street:

City, State and Zip Code:

Social Security No.
or Taxpayer
Identification No.:

Telephone
Number:

Part 2. Amount of Common Stock in the Company being Tendered:

☐ I would like to tender all of my Shares.

☐ I would like to tender $ of Shares.

☐ I would like to leave $ of Shares and tender any remaining balance.

Jones Lang LaSalle Income Property Trust, Inc. — Letter of Transmittal

Part 3. Signature(s).

For Individual Investors and Joint Tenants:	For Other Investors:

Signature (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)	Print Name of Investor

Print Name of Investor	Signature (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)

Joint Tenant Signature if necessary (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)

Print Name and Title of Co-signatory
Date:

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